Exhibit 10.9

US ASIAN CONSULTING GROUP, LLC

32 Camlet Court

Roseland, New Jersey 07068

Dated as of March 30, 2022

Nexalin Technologies, Inc.

1776 Yorktown, Suite 550

Houston, Texas 77056

Attn.: Mark White, CEO

Re: Deferral of Consulting Fee

Ladies and Gentlemen:

We refer to the Consulting Agreement, as amended, dated as of May 9, 2018 (“Consulting Agreement”) between US Asian Consulting Group, LLC (“US Asian”) and Nexalin Technology, Inc.

This letter confirms our agreement that US Asian has agreed to defer payments of $250,000 otherwise due to it in connection with fees owed to it under Consulting Agreement. We further confirm that the payments have been deferred until December 15, 2022.

Sincerely,

US ASIAN CONSULTING GROUP, LLC

By:	/s/ Leonard Osser
Leonard Osser, Managing Member/Principal